DynCorp

                            2000 Edmund Halley Drive
                           Reston, Virginia 20191-3436

             Voting Instructions for Annual Meeting of Stockholders
                                  July 1, 1998

These instructions are solicited by the Trustees of the DynCorp Savings and Retirement Plan Trust.

The undersigned hereby directs the Trustees of the DynCorp Savings and Retirement Plan Trust, and each of them, to vote all shares of DynCorp Common Stock allocated to the undersigned's account in such Trust, at the Annual Meeting of Stockholders of DynCorp on Wednesday, July 1, 1998, or any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other matters which may properly come before the meeting or any adjournment thereof.

Please mark this card as indicated on the reverse side to give voting instructions on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.


                                 (reverse side)

Vote shares allocated to
my account in the DynCorp
Savings and Retirement
Plan Trust as follows:

                     FOR AGAINST WITHHOLD                FOR   AGAINST WITHHOLD
                                 AUTHORITY                             AUTHORITY

1.  Re-election of   |_|  |_|     |_| 2. Ratification of |_|    |_|        |_|
    the following                        Arthur Andersen
    nominees as                          LLP as
    Class I Directors:                   independent
                                         public
      Dan R. Bannister                   accountants
      Paul G. Kaminski                   1998
      David L. Reichardt


Withhold  Authority;  (to withhold
authority to vote for an individual
nominee, write that nominee's name
below.)




                                           Common

                               The shares represented hereby will be voted as directed by this proxy; if no direction is made they will be voted FOR all items. The Board of Directors recommends a vote FOR all nominees and for ratification.


Signature                                                Date
NOTE:  Please sign as name appears hereon.

             To ensure your vote is counted, please detach the above
                 proxy/instruction card and mail to ChaseMellon
                 Shareholders Services, L.L.C. by June 29, 1998

                     Use the enclosed postage free envelope